Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

National Energy Services Reunited Corp.

We have issued our reports dated March 28, 2025, with respect to the consolidated financial statements included in the Annual Report on Form 20-F of National Energy Services Reunited Corp. for the year ended December 31, 2024. We consent to the incorporation by reference of said reports in the Registration Statement of National Energy Services Reunited Corp. on Form S-8 (File No. 333-280902).

/s/ Grant Thornton Audit and Accounting Limited (Dubai Branch)

Dubai, United Arab Emirates

March 28, 2025